EXHIBIT 4.3

PLEDGE AGREEMENT

BETWEEN

JOHN N. EHRMAN, as Pledgor

and

INTERNATIONAL MERCANTILE HOLDING GROUP, INC., as Lender

This Pledge Agreement made as of this 7th day of January, 2003, by and between John N. Ehrman an individual residing at 333 North Sam Houston Parkway E, Suite 910, Houston, Texas 77060 (hereinafter the "Pledgor") and International Mercantile Holding Group, Inc., a New York corporation, with its principal office located at 666 Fifth Avenue, Suite 125, New York, New York 10103 (hereinafter the "Lender").

RECITALS:

A. The Pledgor and the Lender are entering into a Loan Agreement dated as of the date hereof (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") providing for the making of a loan (a "Loan") to the Pledgor in the amount, and subject to the terms and conditions, specified in the Loan Agreement.

B. The Pledgor is the direct legal and beneficial owner of the Collateral as defined in the Loan Agreement.

C. The execution and delivery of this Pledge Agreement and the pledge by the Pledgor to the Lender of his rights in the Pledged Collateral (as hereinafter defined) constitute conditions precedent to the obligation of the Lender to make a loan to the Pledgor pursuant to the terms of the Loan Agreement.

ACCORDINGLY, in consideration of the premises, and in order to induce the Lender to execute and deliver the Loan Agreement and to make and maintain a loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees as follows:

Section 1. Definitions. (a) Capitalized terms that are not defined herein have the respective meanings ascribed to them in the Loan Agreement and, in addition, the following terms have the following meanings:

"Amount Realized" has the meaning specified in Section 10.

"Loan Agreement" has the meaning specified in Recital A.

"Loan" has the meaning specified in Recital A.

"Obligations" means all indebtedness and other liabilities and obligations of the Pledgor to the Lender of every kind, nature and description, present or future, direct or indirect, secured or unsecured, joint or several, absolute or contingent, matured or not, in any currency, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument or whether evidenced by any agreement or instrument and whether as principal or surety, including, without limitation, (i) the payment in full when due of the Loan and all interest thereon, the payment of all amounts payable by the Pledgor to the Lender under the terms of the Loan Agreement, the Note or any other Loan Document and the payment and performance in full when due of all other liabilities and obligations of the Pledgor to the Lender under the Loan Agreement, the Note and the other Loan Documents and all notes and other evidences or indebtedness issued in exchange or substitution for the Note and (ii) the observance and performance by the Pledgor of the obligations to be observed and performed by it hereunder or under any related agreement, instrument or document.

"Pledge" has the meaning specified in Section 2.

"Pledged Collateral" has the meaning specified in Section 2.

"Pledged Shares" has the meaning specified in Section 2(a).

"Uniform Commercial Code" means the Uniform Commercial Code as adopted and in effect from time to time in the State of New York.

(b) Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa.

(c) Words of the neuter gender mean and include correlative words of the masculine and feminine gender.

(d) The Section, Schedule and Exhibit headings used in this Pledge Agreement are for convenience only and shall not affect the construction or meaning of any provision of this Agreement.

(e) Unless otherwise specified, the words "hereof," "herein," "hereunder" and other similar words refer to this Pledge Agreement as a whole and not just to the Section, subsection or clause in which they are used; and the words "this Agreement" refer to this Pledge Agreement, as amended, modified or supplemented from time to time.

(f) Unless otherwise specified, references to Sections, Recitals, Schedules and Exhibits are references to Sections of, and Recitals, Schedules and Exhibits to, this Agreement.

Section 1.1 Statements as to Knowledge. Any statements, representations or warranties which are based upon the knowledge of the Borrower shall be deemed to have been made after due inquiry with respect to the matter in question.

Section 2. Pledge. The Pledgor hereby pledges, hypothecates and assigns to the Lender, and hereby grants to the Lender a security interest in and all right, title and interest in and to (all the foregoing herein called the "Pledge"), the following described property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter created (hereinafter collectively called the "Pledged Collateral"):

(a) all the capital stock (two million shares) of Rocky Mountain Energy Corporation (US:RMEC) ["Issuer"] in DTC format (the "Pledged Shares");

(b) all cash, instruments, securities or other property representing a dividend or other distribution on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares;

(c) all proceeds of any of the property of the Pledgor described in subsections (a) and (b) above of this Section 2 and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, records, and other documents.

Section 3. Pledge Absolute. The Pledgor hereby agrees that this Agreement shall be binding upon the Pledgor and that the Pledge of the Pledged Collateral hereunder shall be irrevocable and unconditional, irrespective of the validity, legality or enforceability of the Loan Agreement, the Note, any other Loan Document or any of the Obligations, the absence of any action to enforce the same, the waiver or consent by the Lender with respect to any provision thereof, the recovery of any judgement against the Pledgor, or any action to enforce the same or any other similar circumstances. The Pledgor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Pledgor, any notice to require a proceeding first against the Pledgor or any other Person, protest or notice with respect to the Note or any other promissory notes or evidences of indebtedness secured hereby or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Agreement will remain in full force and effect so long as any Obligations remain unpaid.

Section 4. Representations and Warranties. The Pledgor hereby represents and warrants, to his knowledge, as follows:

(a) The Pledgor is not in violation of any applicable United States federal or state, or any applicable law or regulation or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, which violation or default could affect the validity or enforceability of this Agreement or any related document or prevent the Pledgor from performing any of his obligations hereunder or under any related documents.

(b) The execution, delivery and performance of this Agreement by the Pledgor, the Pledge of the Pledged Collateral pursuant hereto and the incurrence and performance of the obligations provided for herein will not (1) violate any law or regulation applicable to the Pledgor or any of his assets, (2) violate or constitute (with due notice or lapse of time or both) a default under any provision of any indenture, agreement, license or other instrument to which the Pledgor is a party or by which he or any of his properties may be bound or affected, (3) violate any order of any court, tribunal or governmental agency binding upon the Pledgor or any of his properties or (4) result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any assets or revenues of the Pledgor (except liens in favor of the Lender hereunder).

(c) No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency or any other Person are necessary for the execution, delivery or performance by the Pledgor of this Agreement or for the validity or enforceability hereof.

(d) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

(e) The Pledgor is the sole record and beneficial owner of the Pledged Shares. The Pledged Shares are not subject to any liens, security interests, charges or encumbrances of any kind or nature, other than the liens created hereunder. The Pledgor has legal title to the Pledged Shares and the Pledgor has good and lawful authority to Pledge all of the Pledged Shares in the manner hereby done or contemplated. The Pledged Shares are not subject to any contractual or other restriction upon the transfer thereof, and no right, warrant or option to acquire any of the Pledged Shares exists in favor of any other Person. The Pledgor has taken all necessary action to create and perfect a security interest in the Pledged Shares in favor of the Lender, and the Lender has acquired a first and prior perfected security interest therein.

(f) When any item of Pledged Collateral other than the Pledged Shares is pledged hereunder, (i) the Pledgor will be the owner of such item of Pledged Collateral free and clear of any liens, security interests, charges or encumbrances of any kind or nature (other than those created hereunder) and (ii) the Pledgor will have legal title to such item of Pledged Collateral and the Pledgor will have good and lawful authority to Pledge and deliver such item of Pledged Collateral in the manner hereby contemplated.

(g) Any information, schedules, exhibits and reports furnished by the Pledgor to the Lender in connection with the negotiation and preparation of this Agreement did not contain any omissions or misstatements of fact which would make the statements contained therein misleading or incomplete in any material respect.

Section 5. Covenants. The Pledgor hereby agrees that, unless the Lender shall otherwise agree in writing, until the payment in full of the Obligations:

(a) The Pledgor (i) shall defend his title to the Pledged Collateral against all claims and demands whatsoever that are adverse to the Lender, (ii) shall not create, incur, assume or suffer to exist any liens, security interests, charges or encumbrances of any kind or nature (other than those created hereunder) in any Pledged Collateral and (iii) shall not sell, assign, transfer, exchange or otherwise dispose of, or grant any option or other right with respect to, any Pledged Shares.

(b) The Pledgor shall, upon demand of the Lender, do the following: furnish further assurances of title, execute any written agreement or do any other act(s) necessary to effectuate the purposes and provisions of this Pledge Agreement, execute any instrument, document or statement required by law or otherwise in order to perfect, continue or preserve the security interests of the Lender in the Pledged Collateral and pay all filing or other costs incurred in connection therewith.

(c) Upon the Lender's request from time to time thereafter, the Pledgor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments (including, without limitation, appropriate financing statements and duly executed blank stock powers and other instruments of transfer or assignment satisfactory in form and substance to the Lender), and take all such action, as the Lender may reasonably deem necessary or advisable to carry out the intent and purpose of this Pledge Agreement and to establish and maintain in favor of the Lender a valid, enforceable and perfected security interest in the Pledged Collateral and the other rights contemplated hereby that are superior and prior to the rights and security interests of all other persons or entities. Without limiting the generality of the foregoing sentence, (i) the Pledgor will, from time to time upon the Lender's request, cause all relevant books and records, if any, to be marked with such legends or segregated in such manner as the Lender may specify, and take or cause to be taken such other action and adopt such procedures as the Lender may specify, to give notice of, and to perfect, the security interests created hereby in the Pledged Collateral.

(d) The Pledgor shall procure, pay for, affix to any and all documents and cancel any documentary tax stamps required by, and in accordance with, applicable law and will indemnify the Lender, and hold the Lender harmless against, any liability (including interest and penalties) in respect of such documentary stamp taxes.

Section 6. Appointment of Agents: Registration in Nominee Name. The Lender shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates representing or evidencing the Pledged Collateral, which may be held (in the discretion of the Lender) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Lender, or in the name of the Lender or any nominee or nominees of the Lender or any agent appointed by the Lender. In addition to all other rights possessed by the Lender, the Lender may, from time to time, at the Lender's sole discretion and without notice to the Pledgor, take any or all of the following actions: (a) transfer all or any part of the Pledged Collateral into the name of the Lender or its nominee, with or without disclosing that such Pledged Collateral is subject to the lien and security interest created hereby; (b) take control of any proceeds of any of the Pledged Collateral; and (c) exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with its rights under this Pledge Agreement; provided that all powers of the Lender under this Section 6 shall be subject to the rights of the Pledgor under Section 9 hereof to the extent that the exercise of such powers represents a sale of an item of Pledged Collateral.

Section 7. Voting Rights; Dividends, Etc. (a) So long as no Event of Default has occurred and is continuing, the Pledgor shall be entitled to exercise any and all voting rights and powers relating or pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

(b) Any and all stock dividends, liquidating dividends, distribution of property, redemption or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of the Pledged Collateral or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledgor may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Pledged Collateral (either at maturity, upon call for redemption or otherwise), shall become part of the Pledged Collateral and, if received by the Pledgor, shall be held in trust for the benefit of the Lender and shall forthwith be delivered to the Lender or its designated agent (accompanied by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Lender's instructions) to be held subject to the terms of this Pledge Agreement.

(c) Upon the occurrence of an Event of Default and so long as such Event of Default shall continue, at the option of the Lender (subject to applicable law), all rights of the Pledgor to exercise the voting rights and powers which the Pledgor is entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in the Lender, and the Lender shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers. Any and all cash and other property paid over to or received by the Lender pursuant to the provisions of this subsection (c) shall be retained by the Lender as part of the Pledged Collateral, and shall be applied in accordance with the provisions hereof.

(d) Concurrently with his execution of this Agreement, the Pledgor shall execute and deliver to the Lender an irrevocable proxy to vote the Pledged Shares, substantially in the form of Exhibit A. After the occurrence and during the continuance of an Event of Default, the Pledgor shall deliver to the Lender such further evidence of such irrevocable proxy or such further irrevocable proxies to vote any shares of stock constituting part of the Pledged Collateral as the Lender may request.

(e) The Lender at any time may extend or renew for one or more periods (whether or not longer than the original period) the Obligations, and grant releases, compromises or indulgences with respect to the Obligations or any extension or renewal thereof or any security therefor or to any obligor hereunder or thereunder without impairing the Lender's rights, or releasing the Pledgor from its obligations, hereunder.

Section 8. Rights and Remedies. (a) The Lender may, without being required to give any notice to the Pledgor, apply the cash (if any) then held by it pursuant to Section 6 or 7 to the ratable payment in full of the Obligations and all other indebtedness referred to in Section 10 in the order and manner specified in Section 10. The Lender may sell the Pledged Collateral, or any part thereof, in accordance with Section 9 and shall apply the proceeds of such sale to the ratable payment in full of the Obligations and all other indebtedness referred to in Section 10 in the order and manner specified in Section 10.

(b) The Pledgor agrees that, without notice to or further assent by the Pledgor, the liability of the Pledgor or any other Person for or upon any of the Obligations may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised or released by the Lender, as the Lender may deem advisable, and that the Pledged Collateral or other collateral or liens securing any of the Obligations may, from time to time, in whole or in part (subject, in the case of the Pledged Collateral, to the provisions of this Agreement), be exchanged, sold or surrendered by the Lender, as the Lender may deem advisable, all without impairing, abridging, affecting or diminishing this Agreement or the rights of the Lender hereunder or with respect to the Pledged Collateral.

Section 9. Sale of Pledged Collateral. (a) As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

(b) In connection with any disposition of the Pledged Collateral, in accordance herewith, any such sale or other disposition of any Pledged Collateral in reliance on such advice shall be deemed to be commercially reasonable under the Uniform Commercial Code and otherwise proper.

(c) The Lender shall be under no obligation to sell or otherwise dispose of any Pledged Collateral, or to cause any Pledged Collateral to be sold or otherwise disposed of, by reason of any diminution in the fair market value thereof, and the failure of the Lender to do so shall under no circumstances be deemed a failure to exercise reasonable care in the custody or preservation of the Pledged Collateral.

(d) In addition to the rights and remedies granted to the Lender in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code. The Lender shall have the right in its sole discretion to determine which rights, security, liens, guaranties or remedies it shall retain, pursue, release, subordinate, modify or enforce, without in any way modifying or affecting any of the other of them or any of the Lender's rights hereunder.

Section 10. Application of Proceeds of Collateral Sale. (a) The Lender shall apply all cash held by it pursuant to Section 6 or 7 with respect to the Pledged Collateral and the proceeds of the sale of any Pledged Collateral (such cash and proceeds being referred to collectively as the "Amount Realized") as follows:

(i) the payment to or reimbursement of Lender for any fees and expenses for which it is entitled to be paid or reimbursed pursuant to any of the provisions of the Loan Documents;

(ii) the payment of any accrued and unpaid interest of the Note; and

(iii) for such use of the Lender as it may elect.

(b) Accounting for the Sale of Collateral In the event of any sale of the Collateral, the Lender shall account to the Borrower for the number of shares sold, the proceeds of such sale and the application of the proceeds to the Obligations. In the event there is Collateral remaining after payment of all accrued interest, principal and costs to the Lender, the Lender shall return the remaining, unsold portion of the Collateral to the Borrower.

(c) Manner of Sale of the Collateral The Lender acknowledges that the Collateral shares are "restricted securities" " as defined by Rule 144 promulgated by the U.S. Securities and Exchange Commission and may only be publicly offered and sold pursuant to said Rule 144 or an effective registration filed with the U.S. Securities and Exchange Commission for the shares. The Lender represents and warrants to the Borrower that any public offer or sale of Collateral shall be pursuant to Rule 144.

Section 11. Compliance With Securities Laws. (a) The Pledgor shall execute and deliver to the Lender concurrently with the Pledgor's execution of this Agreement an undertaking substantially in the form of Exhibit B.

(b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make any sale or disposition of any portion or all of the Pledged Shares by the Lender hereunder valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at the Pledgor's sole expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and agrees that each and every covenant contained in this Section 11 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that all of the Obligations have been paid in full or that the Lender has released the Pledged Shares.

Section 12. Indemnification. The Pledgor hereby agrees to indemnify the Lender and each of its employees, officers, directors, attorneys and agents (each, an "Indemnitee") for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof; provided, however, that the Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Lender or failure by the Lender to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in Section 15.

Section 13. Lender Appointed Attorney-in-Fact. The Pledgor hereby appoints the Lender as the Pledgor's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right and power to sign the name of the Pledgor to any financing statements, continuation statements or other documents under the Uniform Commercial Code relating to the Pledged Collateral, and, to the extent permitted under Section 7, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment or other distribution payable or distributable in respect of the Pledged Collateral or any part thereof and to give full discharge therefor.

Section 14. No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, the receipt of any amounts by the Lender with respect to the Pledged Collateral or any setoff or application of funds of the Pledgor by the Lender, the Pledgor shall not be entitled to be subrogated to any of the rights of the Lender.

Section 15. Limitations on Lender's Duty in Respect of Collateral. Beyond the safe custody thereof, the Lender shall not have any duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of the Lender or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

Section 16. No Waiver; Cumulative Remedies. No course of dealing between the Pledgor and the Lender, no failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy by the Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and not exclusive of any other remedies provided by law, including without limitation the rights and remedies of a secured party under the Uniform Commercial Code.

Section 17. Termination. This Agreement shall terminate when all of the Obligations have been paid in full, at which time the Lender shall reassign and redeliver to the Pledgor, without recourse or warranty and at the sole expense of the Pledgor, against receipt, the Pledged Collateral, together with appropriate instruments of reassignment and release; provided, however, that this Agreement shall be reinstated if any payment in respect of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Lender for any reason, including without limitation by reason of the insolvency or bankruptcy of the Pledgor or any other Person.

Section 18. Addresses for Notices, Etc. All notices, requests, demands, instructions, directions and other communications provided for hereunder shall be in writing and shall be mailed (by registered or certified mail, postage prepaid) or delivered to the applicable party at the address specified for such party on the first page of this Agreement or, as to any party, to such other address as such party shall specify by a notice in writing to the other party hereto. Each notice, request, demand, instruction, direction or other communication provided for hereunder shall be deemed delivered (i) if by mail, five business days after being deposited in the mail, addressed to the applicable party at its address set forth above, (ii) if by hand or by overnight courier, when delivered to the applicable party at such address.

Section 19. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render such provision unenforceable in any other jurisdiction.

Section 20. Further Assurances. The Pledgor agrees to do such further reasonable acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Lender may at any time request in connection with the administration or enforcement of this Pledge Agreement (including, without limitation, to aid the Lender in the sale of all or any part of the Pledged Collateral) or related to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Lender rights, powers and remedies hereunder. The Pledgor hereby consents and agrees that any registrar or transfer agent for any of the Pledged Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Lender to effect any transfer pursuant to Section 6, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other person to the Pledgor or to any such registrar to transfer agent.

Section 21. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor shall not assign this Agreement or any interest herein or in the Pledged Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Pledged Collateral or any part thereof, without the prior written consent of the Lender. The Lender may assign this Agreement and its rights and remedies hereunder in whole or in part to any assignee of the Obligations or any portion thereof.

Section 22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 23. SUBMISSION TO JURISDICTION.

(A) THE PLEDGOR HEREBY EXPRESSLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK, IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR DOCUMENT REFERRED TO HEREIN OR RELATED HERETO, OR ANY ITEM OF PLEDGED COLLATERAL, AND IN CONNECTION THEREWITH AGREES THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO ANY OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED UPON THE PLEDGOR WITHIN OR WITHOUT SUCH COURT'S JURISDICTION BY REGISTERED OR CERTIFIED MAIL, AT THE ADDRESS OF THE PLEDGOR SPECIFIED IN SECTION 18 HEREOF (OR AT SUCH OTHER ADDRESS AS THE PLEDGOR SHALL SPECIFY BY A PRIOR NOTICE IN WRITING TO THE LENDER), PROVIDED A REASONABLE TIME FOR RECEIPT IS ALLOWED.

(B) THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT REFERRED TO HEREIN OR RELATED HERETO BROUGHT IN ANY FEDERAL OR STATE COURT SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(C) NOTWITHSTANDING THE FOREGOING, THE LENDER MAY SUE THE PLEDGOR IN ANY JURISDICTION WHERE THE PLEDGOR OR ANY OF ITS ASSETS MAY BE FOUND AND MAY SERVE LEGAL PROCESS UPON THE PLEDGOR IN ANY OTHER MANNER PERMITTED BY LAW.

Section 24. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR DOCUMENT REFERRED TO HEREIN OR RELATED HERETO, OR ANY ITEM OF PLEDGED COLLATERAL, AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 25. Amendments. No provision of this Agreement may be amended, waived or modified, and (unless otherwise provided herein) no item of Pledged Collateral may be released, except in a writing signed by the Pledgor and the Lender.

Section 26. Expenses. The Pledgor hereby agrees to reimburse the Lender for the enforcement of the Lender's rights under this Agreement, the sale of the Pledged Collateral or any part thereof and the collection of payments due under or in respect of the Pledged Collateral and all amounts due under this Agreement.

Section 27. Waiver of Notice of Acceptance. The Pledgor hereby waives notice of the making of any Loan or the issuance of the Note and notice from the Lender of its acceptance of and reliance upon this Agreement.

Section 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, all of which when taken together shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the Pledgor has duly executed this Agreement as of the date first above written.

John N. Ehrman

[SIGNATURE GUARANTY]

Schedule I to Pledge Agreement dated as of January 7, 2003

By Rocky Mountain Energy Corporation to International Mercantile Holding Group, Inc.

SCHEDULE OF PLEDGED SHARES

NAME OF ISSUER	NUMBER OF SHARES	CLASS OF SHARES	SYMBOL
Rocky Mountain Energy Corporation	2,000,000	Common / A	RMEC

Exhibit A to Pledge Agreement of January 7, 2003

by John N. Ehrman to International Mercantile Holding Group, Inc.

FORM OF IRREVOCABLE PROXY

KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint International Mercantile Holding Group, Inc. (the "Lender") and each of the Lender's officers and employees, his true and lawful attorneys, for him and in his name, place and stead, to act as its proxy in respect of all of the two million shares of capital stock of Rocky Mountain Energy Corporation (US:RMEC), a corporation (hereinafter referred to as the "Corporation") which he now or hereafter may own or hold, including, without limitation, the right, on his behalf, to demand the call by any proper officer of the Corporation pursuant to the provisions of the certificate of incorporation or by-laws of the Corporation and as permitted by law of a meeting of the Corporation's shareholders and at any meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of the Corporation and/or the liquidation and dissolution of the Corporation; giving and granting to his said attorneys full power and authority to do and perform each and every act and thing, whether necessary or desirable to be done in and about the premises, as fully as he might or could do if personally present, with full power of substitution, appointment and revocation, hereby ratifying and confirming all that his said attorneys shall do or cause to be done by virtue hereof.

This Irrevocable Proxy is given to the Lender and to its officers and employees in consideration of its execution and delivery of the Loan Agreement dated as of the date hereof between the undersigned and the Lender (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"), and the transactions contemplated thereby, and in order to carry out the covenant of the undersigned contained in a certain Pledge Agreement of even date herewith by the undersigned in favor of the Lender (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Pledge Agreement"), and this Proxy shall be irrevocable and coupled with an interest, and shall be effective and binding upon the undersigned and his heirs, executors, administrators, legatees, representatives, successors and assigns until the payment in full of all of the Obligations (as such term is defined in the Pledge Agreement) and may be exercised only after the occurrence and during the continuance of an Event of Default (as such term is defined in the Loan Agreement).

IN WITNESS WHEREOF, the undersigned has duly executed this Irrevocable Proxy as of this 7th day of January, 2003.

John N. Ehrman

Exhibit B to Pledge Agreement

By John N. Ehrman to International Mercantile Holding Group, Inc.

FORM OF UNDERTAKING

The undersigned agrees that if an Event of Default shall occur under the Loan Agreement (as such term is defined in the Pledge Agreement dated as of January 7, 2003 said Pledge Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, the "Pledge Agreement"), by the undersigned in favor of International Mercantile Holding Group, Inc. (the "Lender"), the undersigned shall, at the request of the Lender and at the sole expense of the undersigned, furnish to the Lender such statements, prospectuses, opinions of counsel and other documents as the Lender shall require to enable compliance with applicable state and federal securities or blue sky laws in connection with the public sale or other disposition of the Pledged Shares and to facilitate such public sale or disposition. The undersigned agrees that a breach of any of his obligations set forth in this undertaking will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and agrees that each and every covenant contained herein shall be specifically enforceable against the undersigned, and the undersigned hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. The undertaking of the undersigned herein shall remain in full force and effect notwithstanding any amendment or modification of the Pledge Agreement.

John N. Ehrman